     As filed with the Securities and Exchange Commission on September 17, 1998

                                                     Registration No. 333-______

                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549

                              -----------------------
                                      FORM S-8
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933
                              -----------------------

                              HAWAIIAN AIRLINES, INC.
               (Exact Name of Registrant as Specified in Its Charter)
                              -----------------------

                 HAWAII                                 99-0042880
     (State or Other Jurisdiction of                 (I.R.S. Employer
      Incorporation or Organization)               Identification No.)
                              -----------------------
            3375 Koapaka Street
                Suite G350                                 96819
             Honolulu, Hawaii                           (Zip Code)
 (Address of Principal Executive Offices)
                              -----------------------

                              HAWAIIAN AIRLINES, INC.
                      1996 STOCK INCENTIVE PLAN, AS AMENDED
                              (Full Title of the Plan)
                              -----------------------
                                    Lyn F. Anzai
              Vice President, General Counsel and Corporate Secretary
                                3375 Koapaka Street
                                     Suite G350
                              Honolulu, Hawaii  96819
                      (Name and Address of Agent For Service)

                              -----------------------
                                   (808) 835-3700
            Telephone Number, Including Area Code, of Agent For Service

                              -----------------------
                                  WITH A COPY TO:
                                  Hilary J. Hatch
                            Gibson, Dunn & Crutcher LLP
                               333 South Grand Avenue
                           Los Angeles, California  90071
                                   (213) 229-7000

                              -----------------------
                          CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
  Title of Securities    Amount to      Proposed Maximum     Proposed Maximum     Amount of
   to be Registered    be Registered   Offering Price Per       Aggregate       Registration
                                              Share           Offering Price         Fee
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
     Common Stock      2,500,000 (1)         $ 2.34(2)       $5,850,000.00(2)    $2,018.00(2)
----------------------------------------------------------------------------------------------
   Preferred Stock
    Purchase Rights    2,500,000 (3)         $ 0.00               $ 0.00            $ 0.00
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------


(1) These shares are reserved for issuance pursuant to awards in the Hawaiian Airlines, Inc. 1996 Stock Incentive Plan, as amended (the "Plan").
     Pursuant to Rule 416, also being registered are additional shares of Common Stock as may become available under the Plan through the operation of anti-dilution provisions. This Registration Statement does not include 2,000,000 shares available under the Plan for which a registration statement on Form S-8 (File No. 333-09673) was previously filed on August 6, 1996 and for which a registration fee was previously paid.
(2) Estimated in accordance with Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, as follows: $2,018.00 with respect to the shares of Common Stock, based on a price of $2.34 per share, the average of the high and low trading prices of the Common Stock of Hawaiian Airlines, Inc. (the "Company") on the American Stock Exchange on September 10, 1998.
(3) These Preferred Stock Purchase Rights attach to each share of Common Stock upon issuance.

                                   EXPLANATORY NOTE

          This Registration Statement is being filed by Hawaiian Airlines, Inc. ("Hawaiian" or the "Company") for the purpose of registering 2,500,000 additional shares of the same class of securities as other securities for which a registration statement on Form S-8 was filed with respect to the Hawaiian Airlines, Inc. 1996 Stock Incentive Plan, as amended (the "Plan"). The additional shares of Common Stock that may become available for purchase in accordance with the provisions of the Plan in the event of certain changes in the outstanding shares of Common Stock of Hawaiian, including, among other things, stock dividends, stock splits, reverse stock splits, reorganizations and recapitalizations, are also being registered. The contents of Registration Statement on Form S-8 (File No. 333-09673), including the Reoffer Prospectus included therein, filed by the Company with the Securities and Commission on August 6, 1996, are incorporated herein by reference.

                                      PART II
                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents heretofore filed by the Company with the Commission are by this reference incorporated in and made a part of this Registration Statement:

          (1) The Company's Annual Report on Form l0-K for the fiscal year ended December 31, 1997, including the Financial Statements and the Financial Statement Schedule and the Reports of KPMG Peat Marwick LLP, Independent Auditors, as filed on March 31, 1998;

          (2)  The Company's Current Report on Form 8-K, as filed on May 22,
1998;

          (3) The Company's Current Report on Form 8-K, as filed on September 14, 1998;

          (4) The Company's Quarterly Report on Form 10-Q for the period ended March 31, 1998, as filed on May 15, 1998;

          (5) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, as filed on August 13, 1998;

          (6) The Company's Registration Statement on Form 8-A/A, as filed on July 1, 1996;

          (7) The Company's Registration Statement on Form 8-A12B/A, as filed on September 14, 1998;

          (8) The Company's Registration Statement on Form S-8 (Registration No. 333-09673), as filed on August 6, 1996; and

          (9)  All documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          The validity of the Common Stock has been passed upon for the Company by Lyn F. Anzai, its Vice President, General Counsel and Corporate Secretary. Ms. Anzai owns 7,000 shares of Common Stock.

ITEM 8.   EXHIBITS.


   Exhibit No.  Description
   -----------  -----------
        5.1     Opinion of Lyn F. Anzai, Esq.

        23.1    Consent of KPMG Peat Marwick LLP

        23.2    Consent of Lyn F. Anzai, Esq. (included in Exhibit 5.1)

        24.1    Power of Attorney (included on Signature Pages)

        99.1    Hawaiian Airlines, Inc. 1996 Stock Incentive Plan, as amended.


                                      SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Honolulu, State of Hawaii, on this 28th day of August, 1998.


                                        HAWAIIAN AIRLINES, INC.

                                        By: /s/ Paul J. Casey
                                            ---------------------------------
                                        Paul J. Casey
                                        President and Chief Executive Officer

                                  POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints Paul J. Casey, Lyn F. Anzai, John L. Garibaldi and Clarence K. Lyman his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might, or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


          Signature                        Title                     Date

 /s/ Paul J. Casey)           Director, President and Chief    August 28, 1998
 -------------------------      Executive Officer (Principal
 (Paul J. Casey)                Executive Officer)

 /s/ John L. Garibaldi        Executive Vice President and     August 28, 1998
 -------------------------      Chief Financial Officer
 (John L. Garibaldi)            (Principal Accounting and
                                Financial Officer)

 /s/ John W. Adams            Director, Chairman of the Board  August 28, 1998
 -------------------------
 (John W. Adams)

 /s/ Todd G. Cole             Director                         August 28, 1998
 -------------------------
 (Todd G. Cole)

 /s/ Robert G. Coo            Director                         August 28, 1998
 -------------------------
 (Robert G. Coo)

 /s/ William Boyce Lum        Director                         August 28, 1998
 -------------------------
 (William Boyce Lum)

 /s/ Reno F. Morella          Director                         August 28, 1998
 -------------------------
 (Reno F. Morella)

 /s/ Arthur J. Pasmas
 -------------------------    Director                         August 28, 1998
 (Arthur J. Pasmas)

  /s/ Samson Poomaihealani    Director                         August 28, 1998
  -------------------------
 (Samson Poomaihealani)

 /s/ Edward Z. Safady         Director                         August 28, 1998
 -------------------------
 (Edward Z. Safady)

 /s/ Sharon L. Soper          Director                         August 28, 1998
 -------------------------
 (Sharon L. Soper)

 /s/ Thomas J. Trzanowski     Director                         August 28, 1998
 -------------------------
 (Thomas J. Trzanowski)